UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

Advanced Environmental Recycling Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

914 N Jefferson Street Springdale, Arkansas	72764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 14, 2011, Advanced Environmental Recycling Technologies, Inc. (AERT) held its annual meeting of stockholders. The following matters proposed by the board of directors were voted upon at the meeting.

Proposal 1:  The stockholders approved the proposal to elect to the board of directors each of the nominees listed below to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualify. For this proposal, there were 24,355,191 broker non-votes.

Nominees	Votes For	Votes Withheld
Joe G. Brooks	340,862,520	1,108,969
Timothy D. Morrison	341,282,858	688,632
Vernon J. Richardson	341,456,163	515,327

Proposal 2:  The stockholders approved the proposal to ratify the appointment of HoganTaylor LLP as independent public accountants of AERT for the year ending December 31, 2011.

For	Against	Abstain
364,164,395	1,057,923	1,104,362

Proposal 3:  The stockholders approved the proposal to amend AERT’s certificate of incorporation to increase the authorized number of shares of Class A common stock from 125 million to 525 million.

For	Against	Abstain
359,145,253	6,503,270	678,157

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By: /s/ JOE BROOKS
Joe Brooks
Chairman and Chief Executive Officer

Date: July 15, 2011